UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2005
Date of Report (Date of earliest event reported)

MED-EMERG INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Province of Ontario	1-13861	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6711 Mississauga Road, Suite 404
Mississauga, Ontario, Canada L5N 2W3

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (905) 858-1368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

3.03(a) Med-Emerg International Inc. (“Med-Emerg”) announced today that they are extending the expiration period of their redeemable common stock purchase warrants (the “Warrants”) which trade on the NASD Over-the-Counter Bulletin Board under the symbol “MDERW.BB”, from February 11, 2005 to February 11, 2006. Med-Emerg has also amended the terms of the Warrants to provide that if the common stock of Med-Emerg, which trades on the NASD Over-the-Counter Bulletin Board under the symbol “MDER”.BB, closes at $.70 or greater for thirty consecutives trading days, Med-Emerg has the right to redeem the Warrants at $.01 per Warrant upon ten days prior notice. The Warrant entitles the holder to purchase a share of common stock for $.50 per share. There are 1,437,500 Warrants outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MED-EMERG INTERNATIONAL, INC.

By:	/s/ Ramesh Zacharias

Ramesh Zacharias, Chief Executive Officer

February 7, 2005